EXHIBIT 10.4

PROFIT SHARING PLAN

The Profit Sharing Plan of the Company provides for the award of bonuses to corporate and divisional officers and managers, including members of the Executive Committee. The amount of the bonuses awarded is determined by the achievement of profit goals set by the Executive Committee. In determining the award, the Executive Committee will take into consideration any events that are not merit related.

                                                                 EXHIBIT 10.6(a)

                                                                January 27, 2000

Mr. Ralph Levine
930 Park Avenue
Apartment 7-N
New York, New York 10028

Dear Ralph:

         Reference is made to the Executive Employment Agreement, dated as of June 4, 1998, between Carter-Wallace, Inc. (the "Company") and you (the "Agreement"). The Board of Directors of the Company has determined that it is appropriate to amend Section 8(e) of the Agreement in light of the fact that the target annual incentive award opportunity is currently greater than 56.25% of base salary and to amend Section 9(b) of the Agreement to correct an oversight that would result in no bonus being paid for the year of termination in the event of a termination by the Company without cause or by you for good reason.

         Accordingly, upon confirmation by you of your agreement thereto, the Agreement shall be amended in the following respects:

              (1) Clause (ii) of Section 8(e) of the Agreement shall be amended to read in its entirety as follows:

                   (ii) a decrease in the target annual incentive award
              opportunity below the highest (as a percentage of base salary) opportunity level established for any of the three preceding fiscal years;

              (2) Clause (i) of Section 9(b) of the Agreement shall be amended to read in its entirety as follows:

                   (i) The Accrued Amounts plus an amount in lieu of a bonus for the Termination Year determined by multiplying the greater of (A) the highest bonus earned by the Executive in any of the three full fiscal years preceding the date of termination and (B) the target bonus (based on assumed attainment of 100% of the performance objectives) for the Termination Year by a fraction, the numerator of which is the number of months (treating any partial month as a full month for this purpose) in the Termination Year during which the Executive was employed and the denominator of which is 12;

Mr. Ralph Levine                        -2-                     January 27, 2000


         Upon your confirmation of your agreement with the amendments to the Agreement set forth above by signing and returning to the Secretary of the Company the copy of this letter provided, such amendments shall take effect immediately.

                                                  Very truly yours,

                                                  CARTER-WALLACE, INC.


                                                  ------------------------------
                                                  Chairman of the Board

Confirmed and agreed this
____ day of January, 2000



------------------------
Ralph Levine

                                                                EXHIBIT 10.7(a)

                                                              January 27, 2000

Mr. Paul A. Veteri
21 Londonderry Drive
Greenwich, Connecticut  06830

Dear Paul:

         Reference is made to the Executive Employment Agreement, dated as of June 4, 1998, between Carter-Wallace, Inc. (the "Company") and you (the "Agreement"). The Board of Directors of the Company has determined that it is appropriate to amend Section 8(e) of the Agreement in light of the fact that the target annual incentive award opportunity is currently greater than 56.25% of base salary and to amend Section 9(b) of the Agreement to correct an oversight that would result in no bonus being paid for the year of termination in the event of a termination by the Company without cause or by you for good reason.

         Accordingly, upon confirmation by you of your agreement thereto, the Agreement shall be amended in the following respects:

              (1) Clause (ii) of Section 8(e) of the Agreement shall be amended to read in its entirety as follows:

                   (ii) a decrease in the target annual incentive award
              opportunity below the highest (as a percentage of base salary) opportunity level established for any of the three preceding fiscal years;

              (2) Clause (i) of Section 9(b) of the Agreement shall be amended to read in its entirety as follows:

                   (i) The Accrued Amounts plus an amount in lieu of a bonus for the Termination Year determined by multiplying the greater of (A) the highest bonus earned by the Executive in any of the three full fiscal years preceding the date of termination and (B) the target bonus (based on assumed attainment of 100% of the performance objectives) for the Termination Year by a fraction, the numerator of which is the number of months (treating any partial month as a full month for this purpose) in the Termination Year during which the Executive was employed and the denominator of which is 12;

         Upon your confirmation of your agreement with the amendments to the Agreement set forth above by signing and returning to the Secretary of the Company the copy of this letter provided, such amendments shall take effect immediately.

                                                      Very truly yours,

                                                      CARTER-WALLACE, INC.

                                                      --------------------------
                                                      Chairman of the Board

Confirmed and agreed this
___ day of January, 2000

------------------------
Paul A. Veteri

                                                                EXHIBIT 10.21(a)

                                                              January 27, 2000

Ms. T. Rosie Albright
85 Mayapple Road
Stamford, Connecticut  06903

Dear Rosie:

         Reference is made to the letter agreement, dated as of September 14, 1998, between Carter-Wallace, Inc. (the "Company") and you (the "Agreement") relating to certain compensation arrangements in the event of a pending or threatened Change in Control (as defined in the Agreement). The Board of Directors of the Company has determined that it is appropriate to amend Section 4 of the Agreement to clarify how the pro-rated bonus referred to therein for the year in which termination of employment occurs would be calculated.

         Accordingly, upon confirmation by you of your agreement thereto, the Agreement shall be amended in the following respects:

              (1) Clause (i) of Section 4(a) of the Agreement shall be amended to read in its entirety as follows:

                   (i) The sum of (A) the full amount due to you and not
              theretofore paid for base salary up to the date of such termination, (B) the amount of any accrued but unpaid bonus on account of the last full fiscal year preceding the date of such termination, (C) an amount in lieu of a bonus for the year in which the termination of your employment occurs determined by multiplying the greater of (x) the target bonus (based on assumed attainment of 100% of the performance objectives) for the year in which the termination occurs and (y) the highest bonus earned by you in any of the three full fiscal years preceding the year in which the termination occurs by a fraction, the numerator of which is the number of months (treating any partial month as a full month for this purpose) in the year in which termination occurs during which you were employed by the Company and the denominator of which is twelve and (D) accrued vacation pay;

              (2) Subsection (b) of Section 4 shall be deleted in its entirety and subsections (c), (d), (e), and (f) shall be relettered (b), (c),
         (d), and (e), respectively.

         Upon your confirmation of your agreement with the amendment to the Agreement set forth above by signing and returning to the Secretary of the Company the copy of this letter provided, such amendment shall take effect immediately.

                                                     Very truly yours,

                                                     CARTER-WALLACE, INC.

                                                     --------------------------
                                                     Chairman of the Board

Confirmed and agreed this
___ day of January, 2000


------------------------
T. Rosie Albright

                                                                EXHIBIT 10.22(a)

                                                              January 27, 2000

Stephen R. Lang, Esq.
1020 Park Avenue, Apt. 2D
New York, New York  10028

Dear Steve:

         Reference is made to the letter agreement, dated as of June 4, 1998, between Carter-Wallace, Inc. (the "Company") and you (the "Agreement") relating to certain compensation arrangements in the event of a pending or threatened Change in Control (as defined in the Agreement). The Board of Directors of the Company has determined that it is appropriate to amend Section 4 of the Agreement to clarify how the pro-rated bonus referred to therein for the year in which termination of employment occurs would be calculated.

         Accordingly, upon confirmation by you of your agreement thereto, the Agreement shall be amended in the following respects:

              (1) Clause (i) of Section 4(a) of the Agreement shall be amended to read in its entirety as follows:

                   (i) The sum of (A) the full amount due to you and not
              theretofore paid for base salary up to the date of such termination, (B) the amount of any accrued but unpaid bonus on account of the last full fiscal year preceding the date of such termination, (C) an amount in lieu of a bonus for the year in which the termination of your employment occurs determined by multiplying the greater of (x) the target bonus (based on assumed attainment of 100% of the performance objectives) for the year in which the termination occurs and (y) the highest bonus earned by you in any of the three full fiscal years preceding the year in which the termination occurs by a fraction, the numerator of which is the number of months (treating any partial month as a full month for this purpose) in the year in which termination occurs during which you were employed by the Company and the denominator of which is twelve and (D) accrued vacation pay;

              (2) Subsection (b) of Section 4 shall be deleted in its entirety and subsections (c), (d), (e), and (f) shall be relettered (b), (c),
         (d), and (e), respectively.

         Upon your confirmation of your agreement with the amendment to the Agreement set forth above by signing and returning to the Secretary of the Company the copy of this letter provided, such amendment shall take effect immediately.

                                                      Very truly yours,

                                                      CARTER-WALLACE, INC.

                                                      --------------------------
                                                      Chairman of the Board

Confirmed and agreed this
___ day of January, 2000

------------------------
Stephen R. Lang

                                                                   EXHIBIT 10.23

                              CARTER-WALLACE, INC.

                              CONSULTING AGREEMENT
                              FOR HENRY H. HOYT, JR

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT by and between CARTER-WALLACE, INC., a Delaware corporation (the "Company"), and Henry H. Hoyt, Jr. ("Executive") shall become effective as of _________ __, 1999 (the "Effective Date").

                               W I T N E S S E T H

         WHEREAS, Executive has served the Company in the position of Chairman of the Board and Chief Executive Officer and, in those positions, Executive has made substantial contributions to the success of the Company;

         WHEREAS, the Company wishes to secure the services of Executive for a period of years in the event that Executive retires from employment with the Company, and to otherwise promote stability and continuity in management and in any management transition; and

         WHEREAS, the Executive desires to accept the benefits and obligations of this Agreement during his continued employment and during the period following employment during which consulting services are to be provided hereunder, subject to the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which the Company and Executive each hereby acknowledge, the Company and Executive hereby agree as follows:

      1. DEFINITIONS.

         (a) "Cause" shall mean (i) the willful and material breach of Sections 7 or 8 of this Agreement by Executive; (ii) Executive's conviction of a felony; or (iii) Executive's engagement in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties as an employee of the Company or as a consultant (under Section 3 of this Agreement), which results in material harm to the financial condition or reputation of the Company. For purposes of this Agreement, an act or failure to act on Executive's part shall be considered "willful" if it was done or omitted to be done by Executive not in good faith, and shall not include any act or failure to act resulting from any incapacity of Executive. Notwithstanding the foregoing, a termination for "Cause" shall not take effect unless Executive has been given written notice by the Company of its intention to terminate Executive for "Cause," such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for "Cause" is based and (B) to be given within 90 days of the Company's learning of such act or acts or failure or failures to act. Executive shall have 20 days after the date that such written notice has been given in which to cure such conduct, to the extent such cure is possible. If Executive fails to cure such conduct, Executive shall then be entitled to a hearing before the Board of Directors of the Company (the "Board") at which Executive and his counsel are entitled to appear. Such hearing shall be held within 25 days of such notice to Executive, provided Executive requests such hearing within 10 days of the written notice from the Company of the intention to terminate Executive for "Cause." If, within five days following such hearing, Executive is furnished written notice by the Board confirming that, in its judgment, grounds for "Cause" on the basis of the original notice exist, Executive shall thereupon be terminated for "Cause."

         (b) A "Change in Control" shall be deemed to have occurred if, after the Effective Date:

              (i) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 25% or more of the combined voting power of the Company's or such Subsidiary's then outstanding securities; provided, however, that such event shall not constitute a Change in Control unless or until the percentage of such securities owned beneficially, directly or indirectly, by such Person is equal to or more than all such securities owned beneficially, directly or indirectly, by the Hoyt Family;

              (ii) during any period of two consecutive years (or shorter period beginning on the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or
         (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board; provided, however, that such event shall not constitute a Change in Control unless or until the percentage of voting securities of the Company owned beneficially, directly or indirectly, by the Hoyt Family is less than 50% of all such outstanding securities;

              (iii) the consummation of a merger or consolidation of the Company or any subsidiary or subsidiaries owning directly or indirectly all or substantially all of the consolidated assets of the Company (individually and collectively, a "Significant Subsidiary") with any other entity, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

              (iv) the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition), in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

              (v) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

For purposes of this definition:

                   (A) The term "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act (including any successor to such Rule).

                   (B) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

                   (C) The term "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

                   (D) The term the "Hoyt Family" shall mean the family of Henry H. Hoyt, Sr., his descendants, and members of such descendants' families.

         (c) "Consulting Term" shall have the meaning set forth in Section 3(a).

         (d) "Continuation Period" shall mean any period following a Change in Control during which Executive has been invited either (i) to continue employment on terms similar to the terms of Executive's employment immediately prior to the Change in Control or (ii) to perform or continue performing the consulting services specified in Section 3 hereof during the Consulting Term, provided that, in either case, Executive has agreed in writing to accept such continued employment or consulting services arrangement. The Continuation Period shall in any event end on the Executive's death or Disability.

         (e) "Disability" shall mean the inability of Executive to perform the services for the Company and its subsidiaries required by his employment with the Company or pursuant to Section 3 hereof during the Consulting Term due to any medically determinable physical and/or mental incapacity or disability which is permanent.

         (f) "Good Reason" shall mean (i) the assignment to Executive of any duties inconsistent in any respect with Executive's position (including status, offices, titles and reporting relationships), authority, duties or responsibilities as (A) a Director and/or the Chairman of the Board while Executive serves in those capacities during the Consulting Term (including any failure of Executive to be elected or appointed as a Director or Chairman of the Board unless Executive shall have declined to serve or continue to serve as a Director or Chairman of the Board) or (B) a consultant performing services in accordance with Section 3 hereof, or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by the Company promptly after receipt of notice thereof given by Executive; (ii) a change in the location where consulting services are to be performed outside the area described in Section 3(b) of this Agreement; (iii) any failure of the Company to comply with and satisfy Section 13(c) of this Agreement or any other material breach of this Agreement by the Company; or (iv) the occurrence of a Change in Control, whether during or prior to the Consulting Term and whether or not Executive has agreed to any Continuation Period following such Change in Control.

         (g) "Retirement" (and "Retire" or "Retired") shall mean a termination of Executive's employment with the Company and its subsidiaries for any reason other than death, Disability, or termination by the Company for Cause; provided, however, that a termination which follows a Change in Control that resulted in or will result in payment to Executive under Section 6 shall not constitute a "Retirement" for purposes of this Agreement. A voluntary termination of employment by Executive, whether or not for Good Reason, will constitute a Retirement unless it follows a Change in Control that resulted in or will result in payment to Executive under Section 6.

      2. TERM OF AGREEMENT.

         The term of this Agreement (the "Term") shall be the period commencing on the Effective Date and ending on the date which is the earliest of five years after termination of Executive's employment or Executive's death or Disability.

      3. CONSULTING SERVICES.

         The provisions of this Section 3 will apply during the Consulting Term:

         (a) Consulting Term. For purposes of this Agreement, the "Consulting Term" shall be the period from the date of Executive's Retirement during the Term until the earliest of (i) the fifth anniversary of such Retirement date,
(ii) Executive's death or Disability, (iii) termination of Executive's consulting services by the Company for Cause, (iv) termination of Executive's consulting services by Executive for Good Reason, or (v) a Change in Control or, if Executive has agreed to a Continuation Period relating to a Change in Control (including a Change in Control prior to Retirement), at the end of such Continuation Period. In the event that Executive's termination of employment with the Company does not constitute a "Retirement," the Consulting Term shall be deemed to have never commenced.

         (b) Services of Executive. During the Consulting Term, Executive shall consult with the Company at the request of the Company during normal business hours, subject to reasonable advance notice, up to a maximum of five days per calendar month. Matters as to which Executive shall consult shall be specified by the Board, a committee of the Board, or the Chief Executive Officer, and Executive shall report to the Board, a Board committee, or the Chief Executive Officer. Such services shall be performed at the location where Executive was employed immediately prior to the commencement of the Consulting Term, or a location less than 25 miles from such original location, provided that Executive may agree in writing to designation of another location as the "original location" for purposes of this provision. In addition, during the Consulting Term the Company will use its best efforts to cause Executive to be nominated for election or reelection, or appointment or reappointment, as a Director of the Company and to be elected Chairman of the Board at any time Executive is serving as a Director, unless Executive shall have declined to serve or continue to serve as a Director or Chairman of the Board.

         (c) Company Support. The Company will provide office space reasonably acceptable to Executive for use in the performance of his consulting services, together with secretarial assistance and other facilities and amenities customary for the support of a provider of executive level services to the Company.

         (d) Non-Exclusive Commitment. Except to the extent Executive may be limited under Sections 7 and 8, this Consulting Agreement and Executive's commitment under this Section 3 shall not restrict or limit Executive during or after the Consulting Term in making personal investments which are not in conflict with his duties to the Company and managing personal and family financial and legal affairs, (ii) in undertaking public speaking engagements, and (iii) in serving as a director of (or similar position with) any other business or any educational, charitable, community, civic, religious, or similar type of organization, so long as such activities do not preclude or render unlawful Executive's consulting service to the Company or service on the Board or otherwise materially inhibit the performance of Executive's duties under this Agreement or materially impair the business of the Company or its subsidiaries.

       4. COMPENSATION FOR CONSULTING SERVICES.

         As compensation for the services to be rendered hereunder by Executive during the Consulting Term, the Company agrees to pay to Executive the compensation set forth in this Section 4:

         (a) Consulting Fee. The Company will pay to Executive during the Consulting Term a monthly cash consulting fee equal to 60% of the greater of (i) Executive's monthly salary in effect immediately prior to his Retirement or (ii) Executive's monthly salary in effect at the Effective Date. Such consulting fee shall be payable whether or not any consulting services are performed during the month.

         (b) Non-Employee Director's Compensation. Executive shall be entitled to be paid any fees otherwise payable to a non-employee Director and, if applicable, to a non-employee Chairman of the Board, while serving in such capacities during the Consulting Term, and shall not be excluded from payment of such fees on account of the payment of consulting fees or other compensation under this Agreement.

         (c) Continued Participation in Employee Benefit Programs. To the extent permitted under any plan, program, practice or policy of the Company, during the Consulting Term the Company shall continue benefits to Executive and/or his family at least equal to those which would have been provided in accordance with the welfare benefit plans, programs, practices and policies of the Company if Executive's employment had not been terminated, including medical, dental, disability and group life insurance plans and programs, in accordance with the most favorable plans, practices, programs or policies of the Company during the 90-day period immediately preceding Executive's Retirement or, if more favorable, as in effect from time to time thereafter with respect to senior executives of the Company and their families.

         (d) Payment Upon Termination of Consulting Term Due to Change in Control or Due to Termination by Executive for Good Reason. In the event that the Consulting Term ends upon a Change in Control or upon the end of a Continuation Period following a Change in Control, or upon any other event (including death or Disability) during such a Continuation Period, or upon a termination by Executive for Good Reason, the Company shall pay Executive a lump sum cash amount equal to (i) the amount of the monthly consulting fee specified in Section 4(a) times (ii) 60 minus the number of months for which the consulting fee specified in Section 4(a) has been paid.

         (e) Reimbursement of Expenses. The Company will promptly reimburse Executive for all reasonable business expenses and disbursements incurred by Executive in the performance of Executive's duties during the Consulting Term, in a manner consistent with the Company's reimbursement policies for senior executives as in effect from time to time.

      5. ADDITIONAL COMPENSATION FOR ENTRY INTO AGREEMENT.

         As additional consideration for Executive's entry into this Agreement, the Company hereby agrees as follows:

         (a) Terms of Outstanding Options. In the event of any termination of Executive's employment other than a termination by the Company for Cause, options granted by the Company and held by Executive at the termination date shall become fully vested and exercisable, and following such termination of Executive's employment, such options shall remain exercisable for the remainder of the ten-year stated term of such options, without regard to such termination by Executive.

         (b) Terms of Outstanding Restricted Stock and Deferred Stock. In the event of any termination of Executive's employment other than a termination by the Company for Cause, restricted stock and deferred stock granted by the Company and held by Executive at the termination date shall become fully vested and non-forfeitable.

      6. OBLIGATIONS OF THE COMPANY UPON A CHANGE IN CONTROL DURING EXECUTIVE'S EMPLOYMENT.

         During the Term, in the event of a Change in Control while Executive remains employed by the Company, the Company shall pay to Executive a lump sum cash amount as follows:

                  (i) If there is no Continuation Period relating to such Change in Control, at the date of such Change in Control Executive shall be paid the amount of the monthly consulting fee that would have otherwise been payable as specified in Section 4(a) times 60; or

                  (ii) If there is a Continuation Period, at the end of such Continuation Period Executive shall be paid the amount of the monthly consulting fee that would have otherwise been payable as specified in Section 4(a) times 60; provided, however, that if Executive has agreed to a Continuation Period that extends after termination of employment and which contemplates that Executive will provide consulting services pursuant to Section 3 hereof, no payment shall be made to Executive pursuant to this Section 6 if Executive will receive payment under Section 4(d).

      7. COVENANT NOT TO COMPETE; NONSOLICITATION.

         (a) Non-Competition. Except with the prior written consent of the Company authorized by a resolution adopted by the Board, during the Term (including while employed by the Company and during the Consulting Term, if any), Executive will not, and will not permit any corporation, partnership or other business entity in which Executive has a financial interest to, engage directly or indirectly in any business which is competitive with the business of the Company; provided that the ownership by Executive of not more than one percent of the capital stock of any other corporation or a one percent interest in any partnership or other business entity shall not be deemed to be a violation of this Section 7.

         (b) Non-Solicitation. During the Term (including while employed by the Company and during the Consulting Term, if any), Executive shall not personally (and shall not personally cause others to) (i) take any action to solicit or divert any material business or customers away from the Company, (ii) induce customers, potential customers, suppliers, agents or other persons under contract or otherwise associated or doing business with the Company to terminate, reduce or alter any such association or business, or (iii) induce any person employed by the Company to (A) terminate such employment arrangement, (B) accept employment with another person, or (C) interfere with the customers or suppliers or otherwise with the Company in any manner.

       8. SECRECY; NONDISPARAGEMENT.

         (a) Non-Disclosure of Confidential Information. Executive recognizes and acknowledges that the information (such as, but not limited to, financial information), trade secrets, formulae, manufacturing methods, technical data, know-how and secret processes of the Company as acquired and used by the Company are special, valuable and unique assets of the Company. Executive will not, during the Term or at any time thereafter, disclose any such information, trade secrets, formulae, manufacturing methods, technical data, know-how and secret processes ("confidential information") to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever, except as required by law, without the prior written consent of the Company, unless such information shall have previously become public knowledge.

         (b) Non-Disparagement. Executive agrees that, during the Term and at all times thereafter, he will not make any disparaging statements about the Company or the directors, officers or employees of the Company; provided that this Section 8(b) shall not apply to truthful testimony as a witness, compliance with other legal obligations, or truthful assertion of or defense against any claim or breach of this Agreement, or to Executive's truthful statements or disclosures to officers or directors of the Company, and shall not require Executive to make false statements or disclosures. The Company agrees that, during the Term and at all times thereafter, neither the directors nor the officers of the Company nor any spokesperson for the Company shall make any disparaging statements about Executive; provided that this Section 8(b) shall not apply to truthful testimony as a witness, compliance with other legal obligations, truthful assertion of or defense against any claim of breach of this Agreement, or truthful statements or disclosures to Executive, and shall not require false statements or disclosures to be made.

         9. EXCISE TAX GROSS-UP. If Executive becomes entitled to one or more payments (including, without limitation, the vesting of any non-cash benefit or property), whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company (all such amounts, exclusive of additional payments pursuant to this Section 9, being referred to herein as the "Total Payments"), which are or become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company shall pay to Executive at the time specified below an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive, after reduction for
(x) any Excise Tax (including any penalties or interest thereon) on the Total Payments and on the Gross-Up Payment and (y) any federal, state, or local income or employment tax on the Gross-Up Payment, shall be equal to the sum of (a) the Total Payments, and (b) an amount equal to the product of any deductions disallowed for federal, state, or local income tax purposes because of the inclusion of the Gross-Up Payment in Executive's adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-Up Payment is to be made.

         For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) the Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent tax counsel or auditors of nationally recognized standing selected by the Company and reasonably acceptable to Executive ("Independent Advisors"), the Total Payments do not constitute parachute payments, or such excess parachute payments in excess of the base amount within the meaning of Section 280G(b)(3) of the Code represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code or are otherwise not subject to the Excise Tax; and (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. If more than one Gross-Up Payment is made (including for this purpose any parachute excise tax gross-up payment pursuant to the terms of any other plan, arrangement, or agreement with the Company), the amount of each Gross-Up Payment shall be computed so as not to duplicate any prior Gross-Up Payment.

         For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made; (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of Executive's adjusted gross income); and (C) to have otherwise allowable deductions for federal, state, and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-Up Payment in Executive's adjusted gross income.

         The Gross-Up Payment shall be paid on or before the earlier of (i) the 30th day after it has been determined that the Total Payments (or any portion thereof) are subject to the Excise Tax, or (ii) the date on which the Excise Tax becomes due and payable to the taxing authorities; provided, however, that if the amount of such Gross-Up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to Executive on such day an estimate, as determined by the Independent Advisors, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined by the Independent Advisors to have been due, Executive shall repay to the Company the amount of such excess, plus interest at the rate provided in Section 1274(b)(2)(B) of the Code, within five days following the Company's demand therefor.

         In the event that the Excise Tax is subsequently determined, in a final judicial determination or a final administrative settlement to which Executive is a party (a "Final Determination"), to be less than the amount taken into account hereunder at the time the Gross-Up Payment is made, Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to Executive or otherwise realized as a benefit by Executive), the portion of the Gross-Up Payment that would not have been paid if such Excise Tax as finally determined had been applied in initially calculating the Gross-Up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined in a Final Determination to exceed the amount taken into account hereunder at the time the Gross-Up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

         The Company shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, the Company may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon); provided, however, that the Company's control over any such proceedings shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and Executive shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority. Executive shall cooperate with the Company in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-Up Payment hereunder.

         10. RELEASE. Executive agrees that, as a condition to receipt of the payments and benefits provided hereunder upon termination of employment with the Company or termination of Executive's consulting services, Executive will execute a release agreement, in a form reasonably satisfactory to the Company and Executive, releasing any and all claims arising out of Executive's employment or consulting relationship (other than enforcement of this Agreement, Executive's rights under any of the Company's incentive compensation and employee benefit plans and programs to which Executive is entitled under this Agreement or otherwise, and any claim for any tort for personal injury not arising out of or related to Executive's termination of employment or service).

         11. REMEDIES. In the event of a breach or threatened breach by Executive of the provisions of Section 7 or Section 8 of this Agreement, the Company shall be entitled to seek an injunction restraining Executive from violating either of said provisions, or any other remedy, including the recovery of damages from Executive. If Executive shall breach any of the provisions of
Section 7 or Section 8 of this Agreement, nothing herein shall be construed as preventing the Company from withholding any payment or payments required to be made hereunder to Executive.

         12. ASSISTANCE IN LITIGATION. During the Term and at all times thereafter until the death or Disability of Executive, Executive shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is or may become a party. The Company will promptly reimburse Executive for all reasonable business expenses and disbursements incurred by Executive in providing such information and assistance in connection with litigation.

         13. SUCCESSORS.

         (a) Nonassignable by Executive. This Agreement is personal to Executive and, without the prior written consent of the Company, shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

         (b) Company Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) Obligations of Successor. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

         14. NOTICES. All communications hereunder shall be in writing and delivered or mailed by registered mail to the Company at 1345 Avenue of the Americas, New York, New York 10105, Attention: Board of Directors, and to Executive, at 1345 Avenue of the Americas, New York, New York 10105, unless another address has been given to the other party hereto in writing.

         15. INTERPRETATION. No provision of this Agreement may be altered or waived except in writing and executed by the other party hereto. This Agreement constitutes the entire contract between the parties hereto and supersedes all prior agreements, written or oral, relating to Executive's severance benefits from the Company and post-termination consulting services, to the extent such prior agreements are not consistent with this Agreement. No party shall be bound in any manner by any warranties, representations or guarantees, except as specifically set forth in this Agreement. This Agreement shall be interpreted under the laws of the State of New York, without regard to principles of conflicts of laws.

         16. ARBITRATION. The parties agree that any dispute or controversy arising under or in connection with this Agreement shall be submitted to and determined by arbitration in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association and agree to be bound by the decision in any such arbitration provision.

         17. OTHER BENEFITS. Nothing in this Agreement shall be interpreted as reducing or eliminating any benefits to which Executive or Executive's beneficiaries are entitled, without regard to this Agreement, under any plan or program of the Company following a termination of employment or termination of consulting services for any reason.

         18. NO DUTY TO MITIGATE. In the event of any termination of employment or termination of consulting services triggering benefits under this Agreement, Executive shall be under no obligation to seek other employment, and there shall be no offset against any amounts due to Executive under this Agreement on account of the remuneration attributable to any subsequent employment that Executive may obtain. Any amounts due under this Agreement upon termination of employment or consulting services are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

         19. FEES AND EXPENSES. The Company shall pay fees and expenses reasonably incurred by Executive as a result of Executive's seeking to obtain or enforce any right or benefit provided by this Agreement, promptly and from time to time, at Executive's request as such fees and expenses are incurred unless Executive's actions in such regard are determined to be frivolous or in bad faith.

         IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company has caused this instrument to be duly executed as of the day and year first above written.

                                                      CARTER-WALLACE, INC

                                                      By:
                                                         ----------------------
                                                         Name:
                                                         Title:


                                                      EXECUTIVE


                                                         ----------------------
                                                         Henry H. Hoyt, Jr.


1.       Definitions............................................................   1

2.       Term of Agreement......................................................   4

3.       Consulting Services....................................................   4

(a)      Consulting Term........................................................   4

(b)      Services of Executive..................................................   4

(c)      Company Support........................................................   5

(d)      Non-Exclusive Commitment...............................................   5

4.       Compensation for Consulting Services...................................   5

(a)      Consulting Fee.........................................................   5

(b)      Non-Employee Director's Compensation...................................   5

(c)      Continued Participation in Employee Benefit Programs...................   5

(d)      Payment Upon Termination of Consulting Term Due to Change in
         Control or Due to Termination by Executive for Good Reason.............   6

(e)      Reimbursement of Expenses..............................................   6

5.       Additional Compensation for Entry Into Agreement.......................   6

(a)      Terms of Outstanding Options...........................................   6

(b)      Terms of Outstanding Restricted Stock and Deferred Stock...............   6

6.       Obligations of the Company upon a Change in Control During
         Executive's Employment.................................................   6

7.       Covenant Not to Compete; Nonsolicitation...............................   7

(a)      Non-Competition........................................................   7

(b)      Non-Solicitation.......................................................   7

8.       Secrecy; Nondisparagement..............................................   7

(a)      Non-Disclosure of Confidential Information.............................   7

(b)      Non-Disparagement......................................................   7

9.       Excise Tax Gross-Up....................................................   8

10.      Release................................................................   9

11.      Remedies...............................................................  10

12.      Assistance in Litigation...............................................  10

13.      Successors.............................................................  10


(a)      Nonassignable by Executive.............................................  10

(b)      Company Successors and Assigns.........................................  10

(c)      Obligations of Successor...............................................  10

14.      Notices................................................................  10

15.      Interpretation.........................................................  10

16.      Arbitration............................................................  11

17.      Other Benefits.........................................................  11

18.      No Duty to Mitigate....................................................  11

19.      Fees and Expenses......................................................  11

                                                                EXHIBIT 10.23(a)

                                                                January 27, 2000

Mr. Henry H. Hoyt, Jr.
Carter-Wallace, Inc.
1345 Avenue of the Americas
New York, New York 10105

Dear Harry:

         Reference is made to the Consulting Agreement, dated as of July 31, 1999, between Carter-Wallace, Inc. (the "Company") and you (the "Agreement"). The Board of Directors of the Company has determined that it is appropriate to amend Section 6(i) of the Agreement to clarify the manner in which your compensation for the period preceding termination would be paid in the event your employment is terminated following a Change in Control (as defined in the Agreement) and there is no Continuation Period (as defined in the Agreement) relating to such Change in Control.

         Accordingly, upon confirmation by you of your agreement thereto, Clause
(i) of Section 6 of the Agreement shall be amended to read in its entirety as follows:

              (i) If there is no Continuation Period relating to such Change in Control, at the date of such Change in Control Executive shall be paid the amount of the monthly consulting fee that would have otherwise been payable as specified in Section 4(a) times 60 plus the sum of (A) the full amount due to Executive and not theretofore paid for base salary up to the date of such Change in Control, (B) the amount of any accrued but unpaid bonus on account of the last full fiscal year preceding the date of such Change in Control and (C) an amount in lieu of a bonus for the year in which the Change in Control occurs determined by multiplying the greater of (x) the target bonus (based on assumed attainment of 100% of the performance objectives) for the year in which the Change in Control occurs and (y) the highest bonus earned by Executive in any of the three full fiscal years preceding the year in which the Change in Control occurs by a fraction, the numerator of which is the number of months (treating any partial month as a full month for this purpose) in the year in which Change in Control occurs during which Executive was employed by the Company and the denominator of which is twelve; or

Mr. Henry H. Hoyt, Jr.                  -2-                     January 27, 2000

         Upon your confirmation of your agreement with the amendment to the Agreement set forth above by signing and returning to the Secretary of the Company the copy of this letter provided, such amendment shall take effect immediately.

                                                      Very truly yours,

                                                      CARTER-WALLACE, INC.


                                                      --------------------------
                                                      President

Confirmed and agreed this
___ day of January, 2000


------------------------
Henry H. Hoyt, Jr.

                                                                   EXHIBIT 10.24

                                                                 January 1, 1999

Mr. Thomas G. Gerstmyer
12 Alexis Court
P.O. Box 132
Holmdel, New Jersey  07733

Dear Tom:

         Carter-Wallace, Inc. (the "Company") recognizes that your contribution to the success of the Company has been substantial and wishes to reinforce and encourage your continued attention and dedication to your assigned duties without distraction by entering into compensation arrangements with you that will provide you with financial security in the event of a pending or threatened Change in Control (as defined below). In order to accomplish these objectives, the Company has entered into this letter agreement (the "Agreement").

      1. Certain Definitions.

         (a) "Cause" shall mean (i) the willful and material breach of Sections 5 or 6 of this Agreement by you; (ii) your conviction of a felony; or (iii) your engagement in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out your duties under this Agreement, resulting, in either case, in material harm to the financial condition or reputation of the Company. For purposes of this Agreement, an act or failure to act on your part shall be considered "willful" if it was done or omitted to be done by you not in good faith, and shall not include any act or failure to act resulting from any incapacity of you. Notwithstanding the foregoing, a termination for "cause" shall not take effect unless you have been given written notice by the Company of its intention to terminate you for "cause," such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for "cause" is based and (B) to be given within 90 days of the Company's learning of such act or acts or failure or failures to act. You shall have 20 days after the date that such written notice has been given to you in which to cure such conduct, to the extent such cure is possible. If you fail to cure such conduct, you shall then be entitled to a hearing before the Board of Directors of the Company (the "Board") at which you and your counsel are entitled to appear. Such hearing shall be held within 25 days of such notice to you, provided you request such hearing within 10 days of the written notice from the Company of the intention to terminate you for "cause". If, within five days following such hearing, you are furnished written notice by the Board confirming that, in its judgment, grounds for "cause" on the basis of the original notice exist, you shall thereupon be terminated for "cause."

         (b) A "Change in Control" shall be deemed to have occurred if:

                  (i) any Person (other than the Company, the Hoyt family, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 25% or more of the combined voting power of the Company's or such Subsidiary's then outstanding securities; provided, however, that such event shall not constitute a Change in Control unless or until the percentage of such securities owned beneficially, directly or indirectly, by such Person is equal to or more than all such securities owned beneficially, directly or indirectly, by the Hoyt Family;

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board; provided, however, that such event shall not constitute a Change in Control unless or until the percentage of voting securities of the Company owned beneficially, directly or indirectly, by the Hoyt Family is less than 50% of all such outstanding securities;

                  (iii) the consummation of a merger or consolidation of the Company or any subsidiary or subsidiaries owning directly or indirectly all or substantially all of the consolidated assets of the Company (individually and collectively, a "Significant Subsidiary") with any other entity, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

                  (iv) the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition), in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

                   (v) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

For purposes of this definition:

                   (A) The term "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act (including any successor to such Rule).

                   (B) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

                   (C) The term "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

                   (D) The term the "Hoyt Family" shall mean the family of Henry H. Hoyt, Sr., his descendants, and members of such descendants' families.

         (c) The "Effective Date" shall be the date on which a Change in Control occurs; provided, however, that if your employment with the Company is terminated prior to the date on which a Change in Control occurs and it is reasonably demonstrated that such termination was at the request of a third party that has taken steps reasonably calculated to effect a Change in Control or otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the "Effective Date" shall be the date immediately prior to the date of such termination.

         (d) "Good Reason" shall mean (i) the assignment to you of any duties inconsistent in any respect with your position (including status, offices, titles and reporting relationships), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement or any other action by the Company that results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by the Company promptly after receipt of notice thereof given by you; (ii) the transfer or attempted assignment of you without your consent to a location outside the area described in Section 3(a)(ii) of this Agreement or the assignment to you of duties that require that you be absent from such location on business for more than the average number of days of business-related travel in the preceding three fiscal years; or (iii) any failure of the Company to comply with and satisfy Section 10(c) of this Agreement or any other material breach of this Agreement by the Company.

         2. Employment Period. The period commencing on the Effective Date and ending on the second anniversary of such date or on such earlier date of termination as provided herein shall be referred to herein as the "Employment Period". The Company hereby agrees to continue you in its employ, and you hereby agree to remain in the employ of the Company, during the Employment Period.

         3. Terms of Employment.

         (a) Position and Duties. During the Employment Period, (i) your position, status, authority, duties and responsibilities shall be at least equal to those of the position held by you immediately prior to the Effective Date and
(ii) your services shall be performed at the location where you were employed immediately preceding the Effective Date or any office or location less than twenty-five (25) miles from such location. During the Employment Period, you agree to devote your best efforts to the service of the Company and the performance of such duties and responsibilities.

         (b) Compensation.

                  (i) Base Salary. During the Employment Period, you shall receive a base salary ("Base Salary") at an annual rate at least equal to the highest annual base salary paid to you by the Company with respect to any of the three fiscal years immediately preceding the year in which the Effective Date occurs or, if greater, the base salary in effect for the year in which the Effective Date occurs.

                  (ii) Annual Bonus. In addition to Base Salary, you shall be awarded, for each fiscal year during the Employment Period, an annual bonus (an "Annual Bonus") in cash at least equal to the greater of (x) the highest bonus earned by you in any of the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs and (y) the target bonus (based on the assumed attainment of 100% of the performance objectives) for the fiscal year in which the Effective Date occurs.

                  (iii) Benefit Plans. During the Employment Period, you and your family shall be entitled to participate in, on a basis consistent with your position with the Company, and shall receive benefits under plans, practices, policies and programs provided by the Company (including, without limitation, retirement, pension, profit sharing, stock option and long-term incentive plans, and death and life insurance benefits and medical insurance programs) at least as favorable as the most favorable of such plans, practices, policies and programs in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable, as in effect from time to time thereafter with respect to senior executives of the Company and their families. In the case of a retirement on or after the Effective Date, all of your then outstanding options to purchase common stock of the Company shall become immediately vested and exercisable for the remaining term of the option and all of your then outstanding restricted and deferred stock grants relating to common stock of the Company shall become immediately vested. For purposes of this Agreement, "retire" or "retirement" shall mean your voluntary termination of employment with the Company after attaining age 65 or, if earlier, the date which you are eligible to terminate employment with the Company and promptly thereafter commence receiving retirement benefits pursuant to any pension plan maintained by the Company without any reduction for the failure to attain a prescribed age.

                  (iv) Vacation. During the Employment Period, you shall be entitled to paid vacation in accordance with the policies of the Company in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable, as in effect from time to time thereafter with respect to other senior executives of the Company.

          4. Obligations of the Company upon Termination.

         If, during the Employment Period, the Company shall terminate your employment other than for Cause, or if you shall terminate your employment for Good Reason:

         (a) Lump-Sum Payment. The Company shall pay to you in a lump sum in cash within 7 days after the date of termination the aggregate of the following amounts:

                  (i) The full amount due to you and not theretofore paid for base salary up to the date of such termination, the amount of any accrued but unpaid bonus on account of the last full fiscal year preceding the date of such termination and accrued vacation pay;

                  (ii) Two times your Final Compensation. For purposes of this Agreement, Final Compensation means the sum of (A) your annual base salary as in effect immediately prior to such termination and (B) the greater of (x) the highest bonus earned by you in any of the three full fiscal years preceding the date of termination and (y) the target bonus (based on the assumed attainment of 100% of the performance objectives) for the year in which the termination occurs; and

                  (iii) An amount equal to the increase in the lump-sum benefit to which you would be entitled under the Carter-Wallace, Inc. Executive Pension Benefits Plan (assuming for this purpose that you had elected a lump-sum benefit payable upon your termination) if the calculation of the gross benefit thereunder (but not of any offset amounts) were modified by (A) increasing your number of years of benefit service by three, (B) substituting your Final Compensation for your "Modified Average Compensation" in the benefit formula and (C) treating such gross benefit as fully vested.

Notwithstanding the foregoing, the aggregate lump-sum payment made pursuant to clauses (ii) and (iii) above shall in no event be less than $1,000,000.

         (b) Pro-Rated Bonus. As soon as practicable following the end of the fiscal year in which the termination of your employment occurs, the Company shall pay to you a pro-rated bonus reflecting the number of months (treating any partial month as a full month for this purpose) in such fiscal year during which you were employed.

         (c) Welfare Benefits. For two years following the termination of your employment, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to you and/or your family at least equal to those which would have been provided in accordance with the welfare benefit plans, programs, practices and policies of the Company if your employment had not been terminated, including medical, dental, disability and group life insurance plans and programs, in accordance with the most favorable plans, practices, programs or policies of the Company during the 90-day period immediately preceding the Effective Date or, if more favorable, as in effect from time to time thereafter with respect to other senior executives of the Company and their families and, for purposes of eligibility for retiree benefits pursuant to such plans, practices, programs and policies, you shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period.

          (d) Stock Options and Awards. All of your then outstanding options to purchase common stock of the Company shall become immediately vested and exercisable for the remaining term of the option and all of your then outstanding restricted and deferred stock grants relating to common stock of the Company shall become immediately vested.

         (e) Outplacement. The Company agrees to provide you with reasonable outplacement assistance through the Company's Human Resources Department. The Company further agrees to reimburse you for reasonable job search expenses. All job search expenses in excess of one hundred dollars ($100.00) are subject to prior approval by the Company.

         (f) Release. You agree, as a condition to receipt of the termination payments and benefits provided for in this Section 4, that you will execute a release agreement, in a form reasonably satisfactory to the Company and you, releasing any and all claims arising out of your employment (other than enforcement of this Agreement, your rights under any of the Company's incentive compensation and employee benefit plans and programs to which you are entitled under this Agreement or otherwise, and any claim for any tort for personal injury not arising out of or related to your termination of employment).

         5. Covenant Not to Compete; Nonsolicitation.

         (a) Except with the prior written consent of the Company authorized by a resolution adopted by the Board, while employed by the Company, you will not, and will not permit any corporation, partnership or other business entity in which you have a financial interest to, engage directly or indirectly in any business which is competitive with the business of the Company; provided that the ownership by you of not more than one percent of the capital stock of any other corporation or a one percent interest in any partnership or other business entity shall not be deemed to be a violation of this Section 5.

         (b) While employed by the Company and for a period of one year after the termination of your employment for any reason, you shall not personally (and shall not personally cause others to) (i) take any action to solicit or divert any material business or customers away from the Company, (ii) induce customers, potential customers, suppliers, agents or other persons under contract or otherwise associated or doing business with the Company to terminate, reduce or alter any such association or business, or (iii) induce any person employed by the Company to (A) terminate such employment arrangement, (B) accept employment with another person, or (C) interfere with the customers or suppliers or otherwise with the Company in any manner.

         6. Secrecy; Nondisparagement.

         (a) You recognize and acknowledge that the information (such as, but not limited to, financial information), trade secrets, formulae, manufacturing methods, technical data, know-how and secret processes of the Company as acquired and used by the Company are special, valuable and unique assets of the Company. You will not, while employed by the Company or at any time thereafter, disclose any such information, trade secrets, formulae, manufacturing methods, technical data, know-how and secret processes to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever without the prior written consent of the Company, unless such information shall have previously become public knowledge.

         (b) You agree that you will not make any disparaging statements about the Company or the directors, officers or employees of the Company; provided that this Section 6(b) shall not apply to truthful testimony as a witness, compliance with other legal obligations, or truthful assertion of or defense against any claim or breach of this Agreement, or to your truthful statements or disclosures to officers or directors of the Company, and shall not require you to make false statements or disclosures. The Company agrees that neither the directors nor the officers of the Company nor any spokesperson for the Company shall make any disparaging statements about you; provided that this Section 6(b) shall not apply to truthful testimony as a witness, compliance with other legal obligations, truthful assertion of or defense against any claim of breach of this Agreement, or truthful statements or disclosures to you, and shall not require false statements or disclosures to be made.

         7. Excise Tax Gross-Up. If you become entitled to one or more payments (including, without limitation, the vesting of any non-cash benefit or property), whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company (all such amounts, exclusive of additional payments pursuant to this Section 7, being referred to herein as the "Total Payments"), which are or become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company shall pay to you at the time specified below an additional amount (the "Gross-Up Payment") such that the net amount retained by you, after reduction for (x) any Excise Tax (including any penalties or interest thereon) on the Total Payments and on the Gross-Up Payment and (y) any federal, state, or local income or employment tax on the Gross-Up Payment, shall be equal to the sum of (a) the Total Payments, and (b) an amount equal to the product of any deductions disallowed for federal, state, or local income tax purposes because of the inclusion of the Gross-Up Payment in your adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-Up Payment is to be made.

         For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) the Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent tax counsel or auditors of nationally recognized standing selected by the Company and reasonably acceptable to you ("Independent Advisors"), the Total Payments do not constitute parachute payments, or such excess parachute payments in excess of the base amount within the meaning of Section 280G(b)(3) of the Code represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code or are otherwise not subject to the Excise Tax; and (ii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. If more than one Gross-Up Payment is made (including for this purpose any parachute excise tax gross-up payment pursuant to the terms of any other plan, arrangement, or agreement with the Company), the amount of each Gross-Up Payment shall be computed so as not to duplicate any prior Gross-Up Payment.

         For purposes of determining the amount of the Gross-Up Payment, you shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made; (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of your adjusted gross income); and (C) to have otherwise allowable deductions for federal, state, and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-Up Payment in your adjusted gross income.

         The Gross-Up Payment shall be paid on or before the earlier of (i) the 30th day after it has been determined that the Total Payments (or any portion thereof) are subject to the Excise Tax, or (ii) the date on which the Excise Tax becomes due and payable to the taxing authorities; provided, however, that if the amount of such Gross-Up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to you on such day an estimate, as determined by the Independent Advisors, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined by the Independent Advisors to have been due, you shall repay to the Company the amount of such excess, plus interest at the rate provided in Section 1274(b)(2)(B) of the Code, within five days following the Company's demand therefor.

         In the event that the Excise Tax is subsequently determined, in a final judicial determination or a final administrative settlement to which you are a party (a "Final Determination"), to be less than the amount taken into account hereunder at the time the Gross-Up Payment is made, you shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to you or otherwise realized as a benefit by you), the portion of the Gross-Up Payment that would not have been paid if such Excise Tax as finally determined had been applied in initially calculating the Gross-Up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined in a Final Determination to exceed the amount taken into account hereunder at the time the Gross-Up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess if finally determined.

         The Company shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, the Company may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon); provided, however, that the Company's control over any such proceedings shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and you shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority. You shall cooperate with the Company in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-Up Payment hereunder.

         8. Remedies. In the event of a breach or threatened breach by you of the provisions of Section 5 or Section 6 of this Agreement, the Company shall be entitled to seek an injunction restraining you from violating either of said provisions, or any other remedy, including the recovery of damages from you. If you shall breach any of the provisions of Section 5 or Section 6 of this Agreement, nothing herein shall be construed as preventing the Company from withholding any payment or payments required to be made hereunder to you.

         9. Assistance in Litigation. You shall, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is or may become a party.

         10. Successors.

         (a) This Agreement is personal to you and, without the prior written consent of the Company, shall not be assignable by you otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by your legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

         11. Notices. All communications hereunder shall be in writing and delivered or mailed by registered mail to the Company at 1345 Avenue of the Americas, New York, New York 10105, Attention: Board of Directors, and to you, at your address set forth above, unless another address has been given to the other party hereto in writing.

         12. Interpretation. No provision of this Agreement may be altered or waived except in writing and executed by the other party hereto. This Agreement constitutes the entire contract between the parties hereto and cancels and supersedes all prior agreements, written or oral, relating to your employment with the Company. No party shall be bound in any manner by any warranties, representations or guarantees, except as specifically set forth in this Agreement. This Agreement shall be interpreted under the laws of the State of New York.

         13. Arbitration. The parties agree that any dispute or controversy arising under or in connection with this Agreement shall be submitted to and determined by arbitration in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association and agree to be bound by the decision in any such arbitration provision.

         14. Other Benefits. Nothing in this Agreement shall be interpreted as reducing or eliminating any benefits to which you or your beneficiaries are entitled, without regard to this Agreement, under any plan or program of the Company following a termination of employment for any reason.

         15. No Duty to Mitigate. In the event of any termination of employment under Section 4 of this Agreement, you shall be under no obligation to seek other employment, and there shall be no offset against any amounts due to you under this Agreement on account of the remuneration attributable to any subsequent employment that you may obtain. Any amounts due under Section 4 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

         16. Fees and Expenses. The Company shall pay fees and expenses reasonably incurred by you as a result of your seeking to obtain or enforce any right or benefit provided by this Agreement, promptly and from time to time, at your request as such fees and expenses are incurred unless your actions in such regard are determined to be frivolous or in bad faith.

                                               Very truly yours,

                                               CARTER-WALLACE, INC.

                                                By ___________________________
                                                     Chairman of the Board

Agreed and consented to as of
the date set forth above


------------------------------
     Thomas G. Gerstmyer

                                                                EXHIBIT 10.24(a)

                                                                January 27, 2000

Mr. Thomas G. Gerstmyer
12 Alexis Court
P.O. Box 132
Holmdel, New Jersey  07733

Dear Tom:

         Reference is made to the letter agreement, dated as of January 1, 1999, between Carter-Wallace, Inc. (the "Company") and you (the "Agreement") relating to certain compensation arrangements in the event of a pending or threatened Change in Control (as defined in the Agreement). The Board of Directors of the Company has determined that it is appropriate to amend Section 4 of the Agreement to clarify how the pro-rated bonus referred to therein for the year in which termination of employment occurs would be calculated.

         Accordingly, upon confirmation by you of your agreement thereto, the Agreement shall be amended in the following respects:

                  (1) Clause (i) of Section 4(a) of the Agreement shall be amended to read in its entirety as follows:

                           (i) The sum of (A) the full amount due to you and not
                  theretofore paid for base salary up to the date of such termination, (B) the amount of any accrued but unpaid bonus on account of the last full fiscal year preceding the date of such termination, (C) an amount in lieu of a bonus for the year in which the termination of your employment occurs determined by multiplying the greater of (x) the target bonus (based on assumed attainment of 100% of the performance objectives) for the year in which the termination occurs and
                  (y) the highest bonus earned by you in any of the three full fiscal years preceding the year in which the termination occurs by a fraction, the numerator of which is the number of months (treating any partial month as a full month for this purpose) in the year in which termination occurs during which you were employed by the Company and the denominator of which is twelve and (D) accrued vacation pay;

                  (2) Subsection (b) of Section 4 shall be deleted in its entirety and subsections (c), (d), (e), and (f) shall be relettered
         (b), (c), (d), and (e), respectively.

         Upon your confirmation of your agreement with the amendment to the Agreement set forth above by signing and returning to the Secretary of the Company the copy of this letter provided, such amendment shall take effect immediately.

                                                    Very truly yours,

                                                    CARTER-WALLACE, INC.

                                                    --------------------------
                                                    Chairman of the Board

Confirmed and agreed this
___ day of January, 2000

------------------------
Thomas G. Gerstmyer